Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 26, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of U.S. Silica Holdings, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said reports in the Registration Statement of U.S. Silica Holdings, Inc. on Form S-8 (File No. 333-179480).

/s/ Grant Thornton LLP

Baltimore, MD

February 26, 2014

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd